SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED BY PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

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|_|    Preliminary Proxy Statement                 [_]  Confidential, For Use of
|_|    Definitive Proxy Statement                       the Commission Only
|_|    Definitive Additional Materials                  (as permitted by Rule
|X|    Soliciting Material Under Rule 14a-12            14a-6(e)(2))


                       High Country Financial Corporation
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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     This filing contains  forward-looking  statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to, (1) statements about the benefits of the combination of High Country Bank (the operating subsidiary of High Country Financial Corporation) with and into Yadkin Valley Bank and Trust Company, including future financial and operating results, cost savings, and enhanced revenues, (2) statements with respect to High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such
as  "believes",  "expects",  "anticipates",   "estimates",  "intends",  "plans",
"targets", "projects", and similar expressions. These statements are based upon the current beliefs and expectations of High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) expected revenue synergies and cost savings from the combination may not be fully realized or realized within the expected time frame; (2) revenues following the combination may be lower than expected; (3) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (4) the failure of High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's stockholders to approve the combination;
(5) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (6) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit and negative effects on the combined company's loan portfolio and allowance for loan losses; (7) changes in the U.S. legal and regulatory framework; and (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company. Additional factors that could cause High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's results to differ materially from those described in the forward-looking statements can be found in High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's reports (such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov) in the case of High Country Financial
                 ------------------
Corporation and filed with the Federal Deposit Insurance Corporation, Securities and Disclosure Section, Washington, D.C. with respect to Yadkin Valley Bank and Trust Company. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to High Country Financial Corporation and Yadkin Valley Bank and Trust Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. High Country Financial Corporation and Yadkin Valley Bank and Trust Company do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

     Subject to negotiation and execution of a definitive agreement and approval by applicable Federal and State regulatory authorities, the proposed transaction will be submitted to High Country Financial Corporation's and Yadkin Valley Bank and Trust Company's stockholders for their consideration, and High Country
Financial Corporation and Yadkin Valley Bank and Trust Company will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC and the FDIC. Stockholders are urged to read any registration statement and any joint proxy statement/prospectus, as well as other filings containing information about High Country Financial Corporation and Yadkin Valley Bank and Trust Company, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the securities filings that will be



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incorporated  by reference in the joint proxy  statement/prospectus  can also be obtained, without charge, by directing a request to John M. Brubaker, President and CEO, High Country Financial Corporation, 149 Jefferson Road, Boone, North Carolina 28607-2478 (828-265-4333), or to William A. Long, President and CEO, Yadkin Valley Bank and Trust Company, Post Office Box 888, Elkin, North Carolina 28621-0888 (336-526-6300).

     High Country Financial Corporation and Yadkin Valley Bank and Trust Company, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of High Country Financial Corporation and Yadkin Valley Bank and Trust Company in connection with the combination. Information about the directors and executive officers of High Country Financial Corporation and their ownership of High Country Financial Corporation common stock is set forth in the proxy statement, dated April 10, 2003, for High Country Financial Corporation's 2003 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of Yadkin Valley Bank and Trust Company and their ownership of Yadkin Valley Bank and Trust Company common stock is set forth in the proxy statement, dated March 20, 2003, for Yadkin Valley Bank and Trust Company's 2003 annual meeting of stockholders, as filed with the FDIC. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

                                  June 19, 2003

Dear Friends,

     As you may already know, High Country Financial Corporation, and its subsidiary High Country Bank, have entered into a non-binding letter of intent with Yadkin Valley Bank. The letter of intent contains the Company's tentative, non-binding agreement to merge with Yadkin Valley Bank later this year. As President of High Country Bank, I want to explain some elements of this proposed merger and its effect on you as our valued customer.

     Foremost, let me assure you that High Country Bank remains steadfast in its commitment to quality personal service in our local community. Fortunately, our bank has grown faster than even our most optimistic projections. We anticipated that our growth might result in an acquisition at some point in the future. When Yadkin Valley Bank contacted us, they offered a mutually beneficial proposal that would enable us to continue to offer the same high quality personal service that you have come to expect at High Country Bank. We are fortunate to have found a merger partner whose culture and vision is like ours.

     Please keep in mind that at this point the proposed transaction is subject to negotiation and execution of a definitive agreement, approval of the shareholders of both High Country Financial Corporation and Yadkin Valley Bank, approval by federal and state regulatory authorities, and other conditions customary for transactions of this type. While the completion of the proposed merger would inevitably result in some changes, you will still be dealing with many of the same friendly and caring staff that you know already and financial decisions will still be made locally, right here in Boone. Here at High Country Bank, we have always known that people do not bank with banks, they bank with people. So, we want to assure you that we remain dedicated to our personal relationships with our customers. We cannot stress enough how much we appreciate your business and your relationship with our bank. We look forward to a mutually successful future with you.

Best regards,
/s/ John Brubaker
John Brubaker
President/CEO
High Country Bank

This document contains Forward-Looking Statements that are subject to risks and uncertainties. These Forward-Looking Statements include information about possible or assumed future results of our operations. When we use any of the words "believes", "expects", "anticipates", "confident", "look forward" or similar expressions, we are making Forward-Looking Statements. Many possible events or factors could affect the future financial results and performance of the combined company. This could cause results or performance to differ materially from those expressed in our Forward-Looking Statements. You should consider these risks. These possible events or factors include the following: the merger may not be consummated; the banks may not be able to effectively merge the operations so as to achieve economies of scale; and our customer base may not remain loyal as a result of the merger.